Exhibit 10.53

THIS WARRANT AND THE EQUITY INTERESTS THAT MAY BE PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD OR TRANSFERRED, OR OFFERED FOR SALE OR TRANSFER, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION THEREUNDER OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

TWINLAB CONSOLIDATED HOLDINGS, INC.

No. 2015-13	April 30, 2015
(the "Effective Date")

Warrant

This Warrant (the "Warrant") certifies that, for value received, JL PROPERTIES, INC., an Alaska corporation, and its permitted transferees, successors and assigns (the "Holder"), is entitled to purchase from TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation (the "Company"), 465,880 shares of common stock of the Company (subject to any adjustments pursuant to Section 3.3) issuable upon the full exercise of this Warrant at the purchase price of $0.01 in the aggregate (the "Exercise Price"), at any time prior to 5:00 P.M. on April 30, 2020 (the "Expiration Date").

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Warrant, the following terms shall have the following meanings:

"Adjusted EBITDA" shall mean EBITDA plus any expenses relating to Acquisitions through the end of the first Fiscal Year following the Effective Date, plus severance payments and other costs relating to permanent headcount reductions, all as determined by GAAP.

"Applicable Law" means all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to the Person in question or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party or by which any of its assets or properties are bound.

"Assignment Form" shall mean the assignment form attached as Annex 2 hereto.

"Acquisition" means (a) the purchase or other acquisition by a Person of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person of all or substantially all of the Equity Interests of any other Person.

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"Affiliate" or "Affiliated" means, as applied to (i) any Person, directly or indirectly, in which such Person holds, beneficially or of record, ten percent (10%) or more of the equity of voting securities; (ii) any Person that holds, of record or beneficially, ten percent (10%) or more of the equity or voting securities of such Person; (iii) any director, officer, partner or individual holding a similar position in respect of such Person; (iv) as to any natural Person, any Person related by blood, marriage or adoption and any Person owned by such Persons, including any spouse, parent, grandparent, aunt, uncle, child, grandchild, sibling, cousin or in-law of such Person; or (v) any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

"Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

"Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

"Conversion Ratio" shall have the meaning given to such term in Section 3.3.3(a) hereof.

"Company" shall have the meaning set forth in the Preamble.

"Current Holder’s Equity Interest" means 465,880 shares of common stock of the Company issuable upon the full exercise of this Warrant, minus any Equity Interest previously issued pursuant to the exercise of this Warrant.

"Delivery Date" shall have the meaning given to such term in Section 3.2.

"EBITDA" shall mean Net Income, minus extraordinary gains, interest income, non-operating income, non-cash income and income tax benefits and decreases in any change in LIFO or any other inventory reserves, plus non-cash extraordinary losses (including non-cash expenses with respect to stock option and stock based employee compensation programs), Interest Expense (including expenses relating to the warrant relating to the Penta Debt), income taxes, depreciation and amortization and increases in any change in LIFO reserves for such period, in each case, determined on a consolidated basis in accordance with GAAP.

"Equity Interest" shall mean the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security or ownership interest in any Person.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

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"Exchange Form" shall mean the exchange form attached as Annex 3 hereto.

"Executive Officer" shall mean, with respect to the Company, its Chief Executive Officer, President, Chief Financial Officer or Chief Operating Officer.

"Exercise Form" shall mean the exercise form attached as Annex 1 hereto.

"Exercise Price" shall have the meaning set forth in the Preamble.

"Expiration Date" shall have the meaning set forth in the Preamble.

"Fiscal Year" means the fiscal year of the Company, ending December 31 of each year.

"GAAP" shall mean generally accepted accounting principles in the United States as of the relevant date in question, consistently applied.

"Governmental Authority" means any arbitrator or any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority having jurisdiction or supervisory or regulatory authority over the Company.

"Holder" shall have the meaning set forth in the Preamble.

"Holder's Equity Interest" shall have the meaning given to such term in Section 3.3.

"Indebtedness" as to any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations of such Person owing under hedge agreements (which amount shall be calculated based on the amount that would be payable by such Person if the hedge agreement were terminated on the date of determination), (g) any Prohibited Preferred Stock of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets of such Person securing such obligation.

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"Interest Expense" means, for any period, the aggregate of the interest expense of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

"Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim, encumbrance or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset or property of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

"Maturity Date" means February 13, 2020.

"Net Income" shall mean the consolidated net income (or loss) of the Company and its Subsidiaries for the period in question, after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP; provided, however, that for purposes of calculating Net Income, there shall be excluded and no effect shall be given to (a) one-time extraordinary income items, as determined in accordance with GAAP, and (b) any Net Income attributable to any Subsidiary to the extent that the Company (or any Subsidiary through which such Company owns the subject Subsidiary) is prohibited (by law, contract minority ownership rights or otherwise) from receiving a distribution of such Net Income from such Subsidiary.

"Organizational Documents" shall mean, with respect to any Person, each instrument or other document that (a) defines the existence of such Person, including its articles or certificate of incorporation, formation or organization, as filed or recorded with an applicable Governmental Authority or (ii) governs the internal affairs of such Person, including its by-laws or its operating, partnership or limited liability company agreement, in each case as amended, supplemented or restated.

"Penta" means Penta Mezzanine SBIC Fund I, L.P.

"Penta Debt" means Indebtedness pursuant to that certain Note and Warrant Purchase Agreement, as amended, dated November 13, 2014, among the Company, its Subsidiaries, and Penta, and the Notes and Warrant as defined therein.

"Person" shall mean any individual, corporation, partnership, limited liability company, trust, unincorporated organization, or any other form of entity.

"Prohibited Preferred Stock" means any preferred Equity Interest that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of preferred Equity Interest of the same class and series payable in kind or dividends of shares of common stock) on or before a date that is less than 1 year after the Maturity Date, or, on or before the date that is less than 1 year after the Maturity Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of preferred Equity Interest of the same class and series or of shares of common stock).

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"Qualified Assignment" shall mean any of the following: (a) an assignment to a transferee acquiring at least 25% of the Equity Interests subject to the Warrant (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events); or (b) an assignment to an Affiliate of the Holder.

"Rights Agreement" shall have the meaning given to such term in Section 4.1.

"Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and any successor statute.

"Subsidiary" shall mean a corporation or other entity any of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

"Target EBITDA" shall have the meaning given to such term in Section 3.3.3(a) hereof.

"Taxes" means all taxes, charges, fees, levies or other assessments, however denominated and whether imposed by a taxing authority within or without the United States, including all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the date hereof.

"Warrant" or "Warrants" shall mean this Warrant.

"Warrant Register" shall have the meaning given to such term in Section 2.1.

SECTION 1.2 Interpretation. Unless the context of this Warrant clearly requires otherwise, the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires. Accounting terms used but not otherwise defined herein have the meanings given to them under GAAP. The terms "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein," "hereunder," and similar terms in this Warrant refer to this Warrant as a whole and not to any particular provision of this Warrant. References to "Articles", "Sections," "Subsections," "Exhibits," "Preamble," "Annexes," and "Schedules" are to articles, sections, subsections, exhibits, preamble, annexes and schedules, respectively, of this Warrant, unless otherwise specifically provided. References to "days" and "months" refer to calendar days and calendar months unless otherwise expressly designated (i.e., business days or particular 30-day periods). The captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Warrant. The term "dollars" or "$" means United States Dollars.

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ARTICLE II

FORM; EXCHANGE FOR WARRANTS; TRANSFER; TAXES

SECTION 2.1 Warrant Register. Each Warrant issued, exchanged or transferred shall be registered in a warrant register (the "Warrant Register"). The Warrant Register shall set forth the number of each Warrant, the name and address of the holder thereof, and the Current Holder’s Equity Interest for which the Warrant is then exercisable. The Warrant Register will be maintained by the Company and will be available for inspection by the Holder at the principal office of the Company or such other location as the Company may designate to the Holder in the manner set forth in Section 5.1 hereof. The Company shall be entitled to treat the Holder as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person.

SECTION 2.2 Exchange of Warrants for Warrants.

(a)                The Holder may exchange this Warrant for another Warrant or Warrants of like kind and tenor representing in the aggregate the right to purchase the same Current Holder’s Equity Interest which could be purchased pursuant to the Warrant being so exchanged. In order to effect an exchange permitted by this Section 2.2, the Holder shall deliver to the Company such Warrant accompanied by an Exchange Form in the form attached hereto as Annex 3 signed by the Holder thereof specifying the number and denominations of Warrants to be issued in such exchange and the names in which such Warrants are to be issued. Within ten (10) Business Days of receipt of such a request, the Company shall issue, register and deliver to the Holder thereof each Warrant to be issued in such exchange.

(b)               Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder, including indemnification reasonably acceptable to the Company) of the ownership and the loss, theft, destruction or mutilation of any Warrant or, in the case of any such mutilation, upon surrender of such Warrant, the Company shall (at its expense) execute and deliver in lieu of such Warrant a new Warrant of like kind and tenor representing the same rights represented by and dated the date of such lost, stolen, destroyed or mutilated Warrant. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by any Person.

(c)                The Company shall pay all Taxes (other than any applicable income or similar Taxes payable by a Holder of a Warrant) attributable to an exchange of a Warrant pursuant to this Section 2.2; provided, however, that the Company shall not be required to pay any Tax which may be payable in respect of any transfer involved in the issuance of any Warrant in a name other than that of the Holder of the Warrant being exchanged.

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SECTION 2.3 Transfer of Warrant.

(a)                Subject to Section 2.3(c) hereof, each Warrant and the rights thereunder may be transferred by the Holder thereof, in whole or in part, by delivering to the Company such Warrant accompanied by a properly completed Assignment Form in the form of Annex 2. Within ten (10) Business Days of receipt of such Assignment Form the Company shall issue, register and deliver to the new Holder, subject to Section 2.3(c) hereof a new Warrant or Warrants of like kind and tenor representing in the aggregate the right to purchase the same Current Holder’s Equity Interest which could be purchased pursuant to the Warrant being transferred. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company. In case of a transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced and may be required to be deposited and remain with the Company in its discretion.

(b)               Each Warrant issued in accordance with this Section 2.3 shall bear the restrictive legend set forth on the face of this Warrant, unless the Holder or transferee thereof supplies to the Company an opinion of counsel, reasonably satisfactory to the Company, that the restrictions described in such legend are no longer applicable to such Warrant.

(c)                The transfer of Warrants and any Equity Interest purchased thereunder shall be permitted, so long as such transfer is pursuant to a transaction that complies with, or is exempt from, the provisions of the Securities Act, and the Company may require an opinion of counsel in form and substance reasonably satisfactory to it to such effect prior to effecting any transfer of Warrants or any Equity Interest purchased thereunder.

ARTICLE III

EXERCISE OF WARRANT; EXCHANGE FOR EQUITY INTEREST

SECTION 3.1 Exercise of Warrants. On any Business Day before the Expiration Date, the Holder may exercise this Warrant, in whole or in part, by delivering to the Company this Warrant accompanied by a properly completed Exercise Form in the form of Annex 1 and a check in an aggregate amount equal to the applicable Exercise Price.

SECTION 3.2 Issuance of Equity Interest.

(a)                The Company represents and warrants that the authorized Equity Interest of the Company consists solely of (i) 5,000,000,000 shares of common stock, par value $0.001 per share, of which only 220,000,000 common shares have been issued as of the date hereof and (ii) 500,000,000 shares of preferred stock, of which no preferred shares have been issued as of the date hereof. The shares of common stock of the Company issued and outstanding as of the date hereof are duly authorized, validly issued, fully paid and non-assessable. The delivery to the Holder of certificates representing the Equity Interest that the Holder purchases pursuant to the exercise of this Warrant shall grant to the Holder good and valid title to the Equity Interest represented by such certificate, free and clear of any and all liens, pledges, security interests, charges or encumbrances of any kind or nature or any option, warrant or trust having the practical effect of any of the foregoing.

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(b)               Immediately upon the exercise of this Warrant in accordance with Section 3.1, the Company (the "Delivery Date") shall issue the Equity Interest that the Holder has purchased pursuant to such exercise, deliver to the Holder the certificates representing such Equity Interest and reflect the issuance of such Equity Interest, which Equity Interest shall be duly authorized, validly issued, outstanding, fully paid and non-assessable, in the Company’s shareholder records (maintained by the Company or its duly appointed transfer agent), whereupon the Holder shall be deemed for all purposes, effective as of the Delivery Date, to be a holder of record and beneficial owner of the Equity Interest that it has purchased pursuant to such exercise.

(c)                If a Holder shall exercise this Warrant for less than all of the Equity Interest which could be purchased or received hereunder, the Company shall issue to the Holder, within five (5) Business Days of the Delivery Date, a new Warrant of like kind and tenor to this Warrant evidencing the right to purchase the remaining Equity Interest represented by the Warrant. This Warrant shall be cancelled upon surrender thereof pursuant to Section 3.1.

(d)               The Company shall pay all Taxes (other than any applicable income or similar Taxes payable by a Holder of a Warrant) attributable to the initial issuance of any Equity Interest upon the exercise or exchange of this Warrant or any successor Warrant; provided, however, that the Company shall not be required to pay any Tax which may be payable in respect of any transfer involved in the issuance of a successor to this Warrant in a name other than that of the Holder of the Warrant being exercised or exchanged.

(e)                Except as set forth in any document that is un-redacted and publicly filed with the U.S. Securities and Exchange Commission, neither the Company nor its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) which are not fully reflected or reserved against on the balance sheet as of June 30, 2014 in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof.

SECTION 3.3 Adjustment of Holder’s Equity Interest. The Equity Interest issuable upon exercise of this Warrant (such Equity Interest is referred to herein as the "Holder's Equity Interest") shall be subject to adjustment from time to time in accordance with this Section 3.3.

SECTION 3.3.1  Issuance of Additional Equity Interest; Capital Reorganization or Capital Reclassifications. If, at any time after the date hereof, the Equity Interests of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation (including, without limitation, any subdivision or combination of Equity Interest), then in each case the Company shall cause effective provision to be made so that this Warrant shall, effective as of the effective date of such event retroactive to the record date, if any, of such event, be exercisable or exchangeable for the kind and number of equity securities, cash or other property to which a holder of the Equity Interest deliverable upon exercise or exchange of this Warrant would have been entitled upon such event and any such provision shall include adjustments in respect of such securities or other property that shall be equivalent to the adjustments provided for in this Warrant with respect to such Warrant.

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SECTION 3.3.2  Consolidations and Mergers; Dissolution.

(a)                If, at any time after the date hereof, the Company shall consolidate with, merge with or into, or sell all or substantially all of its assets or property to, another Person, then the Company shall cause effective provision to be made so that each Warrant shall, effective as of the effective date of such event retroactive to the record date, if any, of such event, be exercisable or exchangeable for the kind and number of shares of stock, membership or other equity interests, other securities, cash or other property to which a holder of the Equity Interest deliverable upon exercise or exchange of such Warrant would have been entitled upon such event. The Company shall not consolidate or merge unless, prior to consummation, the successor corporation (if other than the Company) assumes the obligations of this paragraph by written instrument executed and mailed to the Holder at the Holder’s address set forth in Section 5.1. A sale or lease of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities is a consolidation or merger for the foregoing purposes.

(b)               In case a voluntary or involuntary dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation or merger covered by subsection (a) above) is at any time proposed, the Company shall give at least 30 days’ prior written notice to the Holder. Such notice shall contain: (1) the date on which the transaction is to take place; (2) the record date (which shall be at least 30 days after the giving of the notice) as of which the Holder will be entitled to receive distributions as a result of the transaction; (3) a brief description of the transaction; (4) a brief description of the distributions to be made to the Holder as a result of the transaction and (5) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights hereunder shall terminate.

SECTION 3.3.3  Adjustments to the Current Holder’s Equity Interest. Subject to the terms of this Section 3.3.3, the Current Holder’s Equity Interest (and the Warrant) shall be subject to increase (but not decrease) pursuant to the following:

(a)                if the Company’s and its Subsidiaries’ audited Adjusted EBITDA for the Fiscal Year ending December 31, 2018 does not equal or exceed $19,250,000 (the "Target EBITDA"), the Current Holder’s Equity Interest applicable to the Warrant shall increase (but not decrease) by a percentage equal to the ratio (the "Conversion Ratio") of (i)(a) the Target EBITDA, minus (b) the audited Adjusted EBITDA of the Company and its Subsidiaries for such Fiscal Year to (ii) the audited Adjusted EBITDA of the Company and its Subsidiaries for such Fiscal Year, provided, however, that in no event will an adjustment pursuant to this paragraph 3.3.3(a) result in the Current Holder's Equity Interest (and the Warrant) exceeding three and one-half (3.5) times the amount same would have been were it not for the adjustment under this paragraph 3.3.3(a).

(b)               Solely for the purposes of illustration, an example of the calculations described in this Section 3.3.3 is set forth on Schedule 3.3.3 attached hereto.

SECTION 3.3.4  Notice; Calculations; Etc. Whenever the Equity Interest issuable hereunder shall be adjusted as provided in this Section 3.3, the Company shall provide to the Holder a statement, signed by an Executive Officer, describing in detail the facts requiring such adjustment and setting forth a calculation of the Equity Interest applicable to each Warrant after giving effect to such adjustment. All calculations under this Section 3.3 shall be made to the nearest one hundredth of a cent or to the nearest one-tenth of a unit, as the case may be.

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ARTICLE IV

CERTAIN OTHER RIGHTS

SECTION 4.1 Registration Rights.

(a) At any time at which this Warrant or the Equity Interest underlying the same remains outstanding, upon the request of the Holder, the Company will enter into a registration rights agreement with Holder (the "Rights Agreement"). Such Rights Agreement shall provide that beginning October 1, 2015, if the Company is eligible for the use of a registration statement on Form S-3, then the Holder shall have the right to request an initial registration and thereafter on a quarterly basis after such initial registration shall have been declared effective by the U.S. Securities and Exchange Commission, registration of its Equity Interests on Form S-3 or any similar short-form registration (each, a "Demand Registration"). The Rights Agreement will provide that each request for a Demand Registration shall specify the approximate number of Equity Interests requested to be registered and that the Company shall cause a registration statement on Form S-3 (or any successor form) to be filed within twenty (20) days after the date on which the initial request is given and shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter. The Rights Agreement will provide that the Company may postpone for up to ninety (90) days the filing or effectiveness of a registration statement for a Demand Registration if the Company determines in its reasonable good faith judgment that such Demand Registration would (i) materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act. The Rights Agreement shall contain such other terms and conditions applicable to the Holder no less favorable to the Holder than registration rights made available to any other holder of any Equity Interest or other equity security of the Company.

(b) The rights to cause the Company to register Equity Interests pursuant hereto may be assigned (but only with all related obligations) by the Holder in a Qualified Assignment; provided, that, (i) the Company is, upon or within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned, (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Warrant, (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by transferee or assignee is restricted under the Securities Act, and (iv) such assignment shall be effective only if immediately following such transfer such Equity Interests continue to be Equity Interests of the Company.

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ARTICLE V

MISCELLANEOUS

SECTION 5.1 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be made by electronic mail, personal service, facsimile or reputable courier service:

(a) If to the Company, to:

TWINLAB CONSOLIDATED CORPORATION

600 East Quality Drive

American Fork, UT 84003

Attention: Mark R. Jaggi, Chief Financial Officer

Facsimile: (801) 763-0789

e-mail: MJaggi@twinlab.com

and

TWINLAB CONSOLIDATED CORPORATION

632 Broadway, Suite 201

New York, NY 10012

Attention: Richard H. Neuwirth, Chief Legal Officer

Facsimile: (212) 260-1853

e-mail: MJaggi@twinlab.com

with a copy to: RNeuwirth@twinlab.com

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with a copy to:

WILK AUSLANDER LLP

1515 Broadway, 43rd Floor

New York, New York 10036

Attention: Joel I. Frank, Esq.

Facsimile: (212) 752-6380

e-mail: jfrank@wilkaulsander.com

(b)	If to the Holder, to:

JL PROPERTIES, INC.

P.O. Box 202845

Anchorage, AK 99520-2845

Attention: Jonathan B. Rubini

Facsimile: (907) 279-8066

e-mail: jrubini@jlproperties.com

with a copy to:

LANDYE BENNETT BLUMSTEIN LLP

701 West 8th Avenue, Suite 1200

Anchorage, Alaska 99501

Attention: Joshua D. Hodes, Esq.

e-mail: joshh@lbblawyers.com

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Unless otherwise specifically provided herein, any notice or other communication shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or upon receipt of facsimile.

SECTION 5.2 No Voting Rights: Limitations of Liability. This Warrant shall not entitle the holder thereof to any voting rights or, except as otherwise provided or referenced herein, other rights of an equity owner of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase its Equity Interest, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of the Holder for the Exercise Price of the Equity Interest acquirable by exercise hereunder or as a stockholder of the Company.

SECTION 5.3 Amendments and Waivers. Any provision of this Warrant may be amended or waived, but only pursuant to a written agreement signed by the Company and the Holder; provided, however, that, notwithstanding the foregoing, this Warrant will automatically be amended, without any further action required by the Company and the Holder under this Section 5.3, if the Current Holder’s Equity Interest is adjusted pursuant to Section 3.3.3.

SECTION 5.4 Severability. If any provision of this Warrant shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement, and such provision shall be deemed to be restated to reflect the parties' original intentions as nearly as possible in accordance with Applicable Law(s).

SECTION 5.5 Specific Performance. The Holder shall have the right to specific performance by the Company of the provisions of this Warrant, in addition to any other remedies it may have at law or in equity. The Company hereby irrevocably waives, to the extent that it may do so under Applicable Law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Warrant by the Holder.

SECTION 5.6 Binding Effect. This Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and assigns.

SECTION 5.7 Counterparts. This Warrant may be executed in several counterparts, and/or by the execution of counterpart signature pages that may be attached to one or more counterparts of this Warrant, and all so executed shall constitute one agreement binding on all of the parties hereto, notwithstanding that all of the parties hereto are not signatory to the original or the same counterpart. In addition, any counterpart signature page may be executed by any party wherever such party is located, and may be delivered by telephone facsimile or by electronic mail in PDF format, and any such transmitted signature pages may be attached to one or more counterparts of this Warrant, and such faxed or sent by electronic mail signature(s) shall have the same force and effect, and be as binding, as if original signatures had been executed and delivered in person.

SECTION 5.8 Entire Agreement. This Warrant, together with the other documents and instruments entered into by the parties thereto in connection therewith, constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

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SECTION 5.9 Governing law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND PRINCIPLES. THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSE OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS WARRANT, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS WARRANT.

SECTION 5.10 Expenses. The Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all reasonable fees, expenses and costs relating hereto, including, but not limited to, (i) the cost of reproducing this Warrant, (ii) the fees and disbursements of counsel to the Holder in preparing this Warrant, (iii) all transfer, stamp, documentary or other similar Taxes, assessments or charges levied by any governmental or revenue authority in respect hereof or any other document referred to herein, (iv) fees and expenses (including, without limitation, reasonable attorneys' fees) incurred in respect of the enforcement by the Holder of the rights granted to the Holder under this Warrant, and (v) the expenses relating to the consideration, negotiation, preparation or execution of any amendments, waivers or consents requested by the Company pursuant to the provisions hereof, whether or not any such amendments, waivers or consents are executed.

SECTION 5.11 Attorneys' Fees. In any action or proceeding brought by a party to enforce any provision of this Warrant, the prevailing party shall be entitled to recover the reasonable costs and expenses incurred by it or him in connection therewith (including reasonable attorneys’ and paralegals’ fees and costs incurred before and at any trial or arbitration and at all appellate levels), as well as all other relief granted or awarded in such action or other proceeding.

SECTION 5.12 Filings. The Company shall, at its own expense, promptly execute and deliver, or cause to be executed and delivered, to the Holder all applications, certificates, instruments and all other documents and papers that the Holder may reasonably request in connection with the obtaining of any consent, approval, qualification, or authorization of any Federal, provincial, state or local government (or any agency or commission thereof) necessary or appropriate in connection with, or for the effective exercise of, the Warrant (and/or any successor Warrant(s) hereto).

SECTION 5.13 Other Transactions. Nothing contained herein shall preclude the Holder from engaging in any transaction, in addition to those contemplated by this Warrant with the Company or any of its Affiliates in which the Company or such Affiliate is not restricted hereby from engaging with any other Person.

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SECTION 5.14 Waiver of Jury Trial. THE HOLDER AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS WARRANT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE HOLDER OR THE COMPANY. THE COMPANY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER ENTERING INTO THIS WARRANT.

SECTION 5.15 Headings. Section titles and captions contained in this Warrant are inserted only as a matter of convenience and for reference. The titles and captions in no way define, limit, extend or describe the scope of this Warrant or the intent of any provision hereof.

SECTION 5.16 No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

[Remainder of page intentionally left blank; signatures on following page]

IN WITNESS WHEREOF, the undersigned has caused this Warrant to be duly executed and delivered by an authorized officer, all as of the date and year first above written.

TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

Signature Page To JL-BBNC Warrant 2015-13

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ACKNOWLEDGED AND AGREED:

JL PROPERTIES, INC.
An Alaska corporation

By:	/s/ Jonathan B. Rubini
Name:	Jonathan B. Rubini
Title:	Chief Executive Officer

Signature Page To JL-BBNC Warrant 2015-13

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ANNEX 1

ELECTION TO EXERCISE FORM

(To Be Executed By the Holder of This Warrant

In Order to Exercise This Warrant)

The undersigned hereby irrevocably elects to exercise the right covered by this Warrant to purchase ____________________ of the Equity Interest of TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation, according to the conditions hereof and herewith makes payment in full of the Exercise Price with respect to such Equity Interest.

Signature

Address

Dated:

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ANNEX 2

ASSIGNMENT FORM

(To Be Executed By the Holder of This Warrant

In Order to Assign This Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________ this Warrant and all rights evidenced thereby and does irrevocably constitute and appoint ___________________, attorney, to transfer the said Warrant on the books of TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation.

Signature

Address

Dated:

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ANNEX 3

EXCHANGE FORM

(To Be Executed By the Holder of This Warrant

In Order to Exchange and Assign This Warrant)

The undersigned hereby irrevocably elects to exchange this Warrant to purchase ________________, of the Equity Interest of TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation, for ___________ Warrants to purchase the Equity Interest of TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation, set forth below to the Persons named and hereby sells, assigns and transfers unto such Persons that portion of this Warrant represented by such new Warrants and all rights evidenced thereby and does irrevocably constitute and appoint ____________________, attorney, to exchange and transfer this Warrant as aforesaid on the books of TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation.

Equity Interest	Assignee

Signature

Address

FOR USE BY THE COMPANY ONLY:

This Warrant No. __ cancelled (or transferred or exchanged) this ________ day of _____________, ____________ of the Equity Interest of TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation, issued therefor in the name of ____ ___________ Warrant No. ___ for ________, of the Equity Interest of TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation, in the name of _________________________.

Dated:

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Schedule 3.3.3

Calculations for Adjustment of Current Holder’s Equity Interest

Section 3.3.3(a):

If the audited Adjusted EBITDA of the Company and its Subsidiaries for the Fiscal Year ending December 31, 2018 equals $15,000,000, the Current Holder’s Equity Interest is increased by a percentage equal to:

($19,250,000 - $15,000,000) / $15,000,000 = 0.28333333

Therefore, the Current Holder’s Equity Interest equals 465,880 shares * 1.28333333 = 597,879 shares; provided, however, that the Current Holder’s Equity Interest would not exceed three and one-half (3.5) times 465,880 shares, for a total number of shares of 1,630,580.

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